EXHBIT 10.1



                           FIFTH AMENDMENT TO LEASE

      THIS FIFTH AMENDMENT TO LEASE ("Fifth Amendment") is made this 19th day of March, 2008 (the "Effective Date"), between DAVID D. BOHANNON ORGANIZATION, a California corporation, herein referred to as "Landlord", and GERON CORPORATION, a Delaware corporation, herein referred to as "Tenant".


                                   WITNESSETH:

      WHEREAS, Landlord and Tenant entered into a Lease entitled "Business Park Lease" dated January 20, 1993, for certain demised premises located at 194-200 Constitution Drive, Menlo Park, California, as more particularly described in said Lease, and

      WHEREAS, the Lease has been amended by a First Amendment to Lease dated July 26, 1993, a Second Amendment to Lease dated February 22, 1994, a Third Amendment to Lease dated March 25, 1996, and a Fourth Amendment to Lease dated March 23, 2004 (the "Fourth Amendment") (the Lease, as previously amended by the foregoing amendments, is herein referred to as the "Lease"), and

      WHEREAS, the Lease is scheduled to expire on July 31, 2008, and Landlord and Tenant desire to make certain amendments to the Lease and extend the demised term of the Lease, all as more particularly set out hereinbelow.

      NOW, THEREFORE, in consideration of the covenants and conditions contained herein, Landlord and Tenant agree to amend the Lease as follows:

      1. The demised term of the Lease is hereby extended four (4) years commencing August 1, 2008, and the demised term shall expire on July 31, 2012 at 11:59 p.m.

      2. Effective as of the Effective Date, Section 1.3. of the Lease (Tenant's option to extend the demised term of the Lease), which was inserted into the Lease in paragraph 2 of the Fourth Amendment, and Section 2.8. of the Lease, which was inserted into the Lease in paragraph 4 of the Fourth Amendment, shall be deemed void and of no further force or effect, as the parties have agreed to extend the demised term of the Lease pursuant to the provisions of this Fifth Amendment.

      3. Base rent payable pursuant to Sections 2.1. and 2.2. of the Lease shall be payable during the extended term as follows: for the period from August 1, 2008, to and including July 31, 2012, base rent shall be the amount of Four Hundred Seventeen Thousand Two Hundred Eighty Two and 48/100 Dollars ($417,282.48) per annum, payable in twelve (12) equal monthly installments of Thirty Four Thousand Seven Hundred Seventy Three and 54/100 Dollars ($34,773.54).

      4. In addition to the base rent set forth in Section 2.1 of the Lease, as revised hereinabove, Tenant shall continue to pay all items of additional rent pursuant to the terms of the Lease.

      5. Tenant hereby receives a new option to further extend the demised term of the Lease; therefore, the following new Section 1.3. is inserted into the Lease as of the Effective Date:


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


            "Section 1.3. Provided that Tenant is not, at the time Landlord receives Tenant's written notice to exercise the following option, and has not been, in default under any of the terms and conditions of the Lease, which default has not been cured within the applicable cure periods set forth in Article 13 of the Lease, Tenant shall have the option to extend the demised term of the Lease for one (1) additional period of four (4) years upon the following terms and conditions:

            A. Tenant shall exercise the option by written notice to Landlord given no later than one hundred eighty (180) days, nor earlier than two hundred seventy (270) days, prior to the expiration of the demised term;

            B. The option term will commence on August 1, 2012, and shall extend for a period of four (4) years, up to and including July 31, 2016;

            C. There shall be no further options to extend, there shall be no Landlord inducement, and Landlord shall not be required to perform any improvements in the demised premises or the building prior to or during the option term;

            D. The option to extend may only be exercised by Geron Corporation, provided that Geron Corporation may exercise the option on behalf of its sublessee if Geron Corporation has subleased any or all of the demised premises and Landlord has consented to such sublease. The option cannot be transferred nor can it be exercised by Geron Corporation if Geron Corporation has assigned its rights under this Lease to a third party.

            E. The then current payments for additional rent shall continue to be adjusted during the option term pursuant to the provisions of the Lease;

            F. The base rent for each year of the option term shall (subject to the provisions hereof) equal the Fair Market Rental Value (hereinafter defined). "Fair Market Rental Value" shall mean the market rent, including annual increases (if any), being charged on the first day of the option term for similar space in buildings of comparable quality as the building in which the demised premises is situated which are located in similar areas of the Cities of Menlo Park and Palo Alto. In determining the Fair Market Rental Value comparable transactions shall be considered, including without limitation, length of lease term, landlord and tenant inducements and rent increases, if and to the extent then a part of market conditions. The rent on comparable leases shall be adjusted to reflect the value or cost of such inducements since neither Landlord nor Tenant shall have any obligation to pay or perform any such inducements (except for rent increases if applicable). For purposes of the determination of Fair Market Rental Value it shall be assumed the Landlord and Tenant are each ready, willing and able to enter into such a lease but are under no compulsion to do so.


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            Within twenty (20) calendar days after  Tenant's  written  notice of exercise, Tenant shall advise Landlord of its estimate of the Fair Market Rental Value for the demised premises. Landlord, within twenty (20) calendar days thereafter, shall advise Tenant in writing of its estimate of the Fair Market Rental Value. During the next twenty (20) calendar days the parties shall meet and confer for the purpose of agreeing upon Fair Market Rental Value. If the parties are then unable to agree, then the Fair Market Rental Value shall be determined by an appraisal as herein set forth and the Fair Market Rental Value as so determined shall be binding upon Landlord and Tenant. Within ninety (90) calendar days after the Tenant's notice of exercise, Landlord and Tenant shall each appoint an appraiser and notify the other party in writing of its choice. Thereupon, the two appraisers so elected shall elect a third appraiser within thirty
      (30) calendar days of their appointment, unless during such period the two appraisers shall have agreed upon a Fair Market Rental Value, or have reconciled their appraisals to within ten percent (10%) of each other in which event the average of the two appraisals will be the Fair Market Rental Value, in which case their determination shall be final and binding. If the two appraisers shall be unable to agree upon a third appraiser, then the Landlord and Tenant shall immediately request the Presiding Judge of the San Mateo County Superior Court to make such selection. The three appraisers shall meet and confer for a period not to exceed sixty (60) calendar days and the determination of Fair Market Rental Value by a majority of the three shall be final and binding. In the event that a majority cannot agree, then the third (neutral) appraiser shall direct each of the party appraisers to review their appraisals for a period of seven (7) calendar days and return to a meeting of the three appraisers within five (5) calendar days thereafter with each respective party appraiser having indicated their final appraisal of Fair Market Rental Value in a sealed envelope and signed by that appraiser. The third appraiser will do the same. The envelopes will be opened in the presence of the three appraisers and the Fair Market Rental Value of the party appraiser which is closest to the Fair Market Rental Value of the third appraiser will be the final Fair Market Rental Value and binding on the parties. Each party shall bear the cost of the appraiser selected by it and the cost of the third appraiser shall be shared equally (including all costs associated with an appointment by the Superior Court of San Mateo, if applicable, regardless of which party filed the application). To be appointed as an appraiser the person so appointed shall hold the professional designation of MAI awarded by the American Institute of Real Estate Appraisers or such designation as may then be the preeminent professional designation, hold any licenses which may then be required by law, and have at least five (5) years current experience appraising commercial/light industrial properties in San Mateo County. The third (neutral) appraiser shall not have had any personal, social or business relationship with either party or any of its personnel during the preceding five (5) years.

            Notwithstanding the foregoing to the contrary, in no event shall the base rent for each year of the option term be reduced below the base rent payable by Tenant for the last year (or partial year) of the demised term.

            When the base rent for the option term is determined pursuant to the above provisions, the parties shall promptly execute an amendment to the Lease stating the base rent to be paid during the option term. In the event Tenant has retained the services of a real estate broker to represent Tenant during the negotiations of the option term, it is expressly understood that Landlord shall have no obligation for the payment of all or any part of a real estate commission or other brokerage fee to Tenant's real estate broker in connection therewith. Tenant shall be solely responsible for the payments of fees for services rendered to Tenant by such broker in connection with the option term.

            G. All other terms and conditions of the option term shall be as set forth in the Lease, and upon exercise by Tenant of the option as set forth herein all references to the demised term set forth in the Lease shall include the extended term."

      6. It is understood and agreed that all other terms and conditions of the Lease shall be and remain the same. Capitalized terms herein shall have the same meaning as in the Lease. If there is any conflict between the provisions of this Fifth Amendment and the provisions of the Lease, the provisions contained in this Fifth Amendment shall control.


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      7. This Fifth  Amendment shall be construed under the laws of the State of
California. If any provision of this Fifth Amendment, or portion thereof, or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Fifth Amendment shall not be affected thereby and each provision of this Fifth Amendment shall be valid and enforceable to the fullest extent permitted by law.

      IN WITNESS WHEREOF, the parties have executed this Fifth Amendment as of the date first hereinabove written.

TENANT:                                LANDLORD:
GERON CORPORATION,                     DAVID D. BOHANNON ORGANIZATION,
a Delaware corporation                 a California corporation


By   /s/ David L. Greenwood            By   /s/ Scott Bohannon
   -------------------------------       ------------------------------------
   David L. Greenwood                      Senior Vice President
   Executive Vice President and CFO

                                       By   /s/ Ernest Lotti Jr.
                                         ------------------------------------
                                            Secretary


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